UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

September 10, 2008
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

FRESENIUS KABI PHARMACEUTICALS
 HOLDING, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delware	333-152690	98-0589183
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

Else-Kroener-Strasse 1
61352 Bad Homburg v.d.H.
Germany
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

+49 (6172) 608 0
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS

On September 10, 2008, Fresenius SE, a societas europaea organized under the laws of Germany (“Fresenius”),  issued a press release announcing the completion of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated July 6, 2008, among Fresenius, Fresenius Kabi Pharmaceuticals Holding, Inc. (the “Company”), an indirect, wholly-owned subsidiary of Fresenius, Fresenius Kabi Pharmaceuticals, LLC, a direct, wholly-owned subsidiary of the Company, and APP Pharmaceuticals, Inc. ("APP").  A copy of the press release is attached as Exhibit 99.1.

At the effective time of the Merger, each outstanding share of common stock of APP was converted into the right to receive $23.00 in cash, without interest and one contingent value right. The Company's contingent value rights have been accepted for listing on The Nasdaq Global Market under the trading symbol "APCVZ", with trading expected to begin on September 11, 2008.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release issued by Fresenius, indirect parent of Company, dated September 10, 2008, entitled “Fresenius Closes APP Acquisition”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESENIUS KABI PHARMACEUTICALS HOLDING, INC.

(REGISTRANT)

By:	/s/ Rainer Baule
Name:	Rainer Baule
Title:	Director of Fresenius Kabi Pharmaceuticals Holding, Inc.

Dated: September 10, 2008